UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PSS World Medical, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PSS WORLD MEDICAL, INC.

4345 Southpoint Blvd.

Jacksonville, Florida 32216

SUPPLEMENT TO THE PROXY STATEMENT FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 19, 2013

This is a supplement to the Proxy Statement dated January 16, 2013 (the “Proxy Statement”) of PSS World Medical, Inc. (“PSS,” the “Company,” “we” or “us”) that was mailed to shareholders of the Company in connection with the solicitation of proxies for use at the special meeting of shareholders to be held on February 19, 2013, at 10:00 a.m., Eastern time, at the Enterprise Park Building located at 4190 Belfort Road, Jacksonville, Florida 32216, next to the Company’s corporate headquarters. The special meeting will be held for the following purposes:

1.	To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of October 24, 2012 (the “merger agreement”), by and among McKesson Corporation (“McKesson”), Palm Merger Sub, Inc., and the Company. Pursuant to the merger agreement and in accordance with the applicable provisions of the Florida Business Corporation Act (the “FBCA”), upon completion of the merger, Palm Merger Sub, Inc. will merge with and into the Company and the holders of Company common stock will be entitled to receive $29.00 in cash, without interest and less any applicable withholding tax, per share of Company common stock held by them at the effective time of the merger;

2.	To consider and vote on a non-binding advisory proposal to approve the compensation that may become payable to the Company’s named executive officers in connection with the merger; and

3.	To consider and vote on a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in support of Proposal 1 if there are insufficient votes at the time of the meeting to approve the merger agreement.

The Board of Directors has fixed the close of business on January 7, 2013 as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof.

Please refer to the Proxy Statement with respect to the business to be transacted at the meeting. Our Board of Directors has unanimously determined that the merger agreement and the merger are advisable, fair to and in the best interest of the Company and our shareholders. The Board of Directors unanimously recommends that you vote your shares “FOR” the approval of the merger agreement and “FOR” the approval of the two related proposals described in the Proxy Statement.

Litigation Related to the Merger

As previously described on page 58 of the proxy statement, a putative class action complaint was filed on December 5, 2012, on behalf of an alleged public stockholder of PSS. The lawsuit, Baltimore County Employees’ Retirement System v. Gary A. Corless, et al., Case No. 16-2012-CA-013015-XXXX-MA (the “Stockholder Action”), was filed in the Circuit Court of the Fourth Judicial Circuit in and for Duval County, Florida. The defendants in the Stockholder Action include PSS, members of the Company’s board of directors, McKesson, The Goldman Sachs Group, Inc., and Goldman, Sachs & Co. The Stockholder Action alleges, among other things, that PSS’s directors breached their fiduciary duties in connection with the proposed merger by failing to maximize stockholder value and by failing to disclose material information in the November 16, 2012 Preliminary Proxy

Statement, and that McKesson and the Goldman Sachs entities aided and abetted the various breaches of fiduciary duty. In addition to monetary damages in an unspecified amount and other remedies, the Stockholder Action seeks to enjoin PSS and our directors from consummating the merger.

Although PSS and the other defendants believe the Stockholder Action is without merit, the defendants agreed in principle to settle the Stockholder Action to avoid costs, risks, and uncertainties inherent in litigation, and without admitting any liability or wrongdoing. The defendants and the named plaintiff in the Stockholder Action will seek to enter into a stipulation of settlement that will be presented to the Circuit Court in Duval County, Florida for final approval. The stipulation of settlement will provide for, among other things, the conditional certification of the Stockholder Action as a non opt-out class action. The stipulation of settlement will provide for the release of any and all claims arising from the merger, subject to court approval. The release will not become effective until the stipulation of settlement is approved by the Duval County Circuit Court, and there can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Duval County Circuit Court will approve the settlement even if the parties were to enter into the stipulation. The settlement will not affect the consideration to be received by PSS’s shareholders in the merger or the timing of the anticipated closing of the merger.

As part of the settlement, PSS has agreed to make certain additional disclosures related to the merger, which are set forth below (the “Supplemental Disclosures”). The Supplemental Disclosures supplement the disclosures contained in the Proxy Statement. The Supplemental Disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement. Without admitting in any way the disclosures below are material or otherwise required by law, PSS makes the following Supplemental Disclosures:

The Merger—Background of the Merger

The following disclosure supplements the discussion in the second full paragraph on page 22 of the Proxy Statement by adding the following after the end of that paragraph:

Goldman Sachs’ fee for acting as a financial advisor with respect to the potential sale of the Gulf South SNF business was contingent on the consummation of the transaction. If the sale of the Gulf South SNF Business had been consummated at a purchase price of $240 million, which was the highest bid subsequently received, then Goldman Sachs’ fee would have been approximately $3.36 million.

The following disclosure supplements the discussion in the sixth full paragraph on page 22 of the Proxy Statement by adding the following after the first sentence of that paragraph:

Each of the confidentiality agreements contained a standstill provision, which prevented the potential buyer from taking certain actions to acquire control of PSS for periods ranging from 12 months to 3 years. Some of the confidentiality agreements contained a provision stating that the potential buyer was not permitted to ask for a waiver of the standstill provision (a “no-ask, no-waiver” provision). Thus, absent PSS’s decision affirmatively to waive the no-ask, no-waiver provision, certain of the potential buyers could not approach PSS to request a waiver of the standstill to present an offer to purchase shares of PSS in a consensual merger or other form of transaction. Some of the confidentiality agreements included exceptions to the standstill provision that would permit the potential buyer to, among other things, present an offer to purchase shares of PSS in a consensual merger or other form of transaction in certain circumstances.

The following disclosure supplements the discussion in the last paragraph on page 22 of the Proxy Statement by adding the following after the first sentence of that paragraph:

In light of these environmental trends and the risks and strategic opportunities facing PSS in the current healthcare market, Mr. Corless recommended that the Board of Directors consider exploring a potential sale of the entire Company.

The following disclosure supplements the discussion in the third full paragraph on page 23 of the Proxy Statement by adding the following at the end of the third sentence of that paragraph:

and an overview of potentially interested strategic acquirors and the illustrative impact on such parties of an acquisition of the Company based on potential consideration structures.

The following disclosure supplements the discussion in the carryover paragraph on page 24 of the Proxy Statement by adding the following before the first complete sentence on page 24:

In general, the Call Spread Transactions would likely be early exercised or be cancelled upon the sale of the entire Company for cash, but would generally be expected to continue in the case of an all-stock merger.

The following disclosure supplements the discussion in the carryover paragraph on page 24 of the Proxy Statement by adding the following at the end of that paragraph:

Credit Suisse was not engaged to act as co-financial advisor with Goldman Sachs in connection with the potential sale of the Gulf South SNF business.

The following disclosure supplements the discussion in the third bullet point on page 25 of the Proxy Statement by adding the following at the end of the third bullet point:

This analysis by the Investment Banking Division of Goldman Sachs described this net gain as a preliminary estimate because, in the context of a confidential transaction in which the Investment Banking Division of Goldman Sachs is involved, communications between personnel in the Securities Division of Goldman Sachs who manage the Call Spread Transactions and hedging activities and personnel in the Investment Banking Division of Goldman Sachs who are advising PSS in connection with the proposed sale of the entire Company are restricted. In addition, in accordance with standard industry practices, Goldman Sachs and its affiliates maintain customary information barriers reasonably designed to prevent the unauthorized disclosure of confidential information between personnel in the Investment Banking Division of Goldman Sachs, including those advising the Company in connection with the proposed sale of the entire Company and personnel in the Securities Division of Goldman Sachs, including those managing the Call Spread Transactions and undertaking these hedging activities.

The following disclosure supplements the discussion in the fifth full paragraph on page 27 of the Proxy Statement by adding the following after the second sentence of that paragraph:

In this updated analysis prepared by the Investment Banking Division of Goldman Sachs, the net gain was described as a preliminary estimate because in the context of a confidential transaction in which the Investment Banking Division of Goldman Sachs is involved, communications between personnel in the Securities Division of Goldman Sachs who manage the Call Spread Transactions and hedging activities and personnel in the Investment Banking Division of Goldman Sachs who are advising the Company in connection with the proposed sale of the entire Company are restricted. In addition, in accordance with standard industry practices, Goldman Sachs and its affiliates maintain customary information barriers reasonably designed to prevent the unauthorized disclosure of confidential information between personnel in the Investment Banking Division of Goldman Sachs, including those advising the Company in connection with the proposed sale of the entire Company and personnel in the Securities Division of Goldman Sachs, including those managing the Call Spread Transactions and undertaking these hedging activities.

The following disclosure supplements the discussion in the last paragraph on page 29 of the Proxy Statement by adding the following to the end of that paragraph:

This analysis by the Investment Banking Division of Goldman Sachs described this net gain as a preliminary estimate because, in the context of a confidential transaction in which the Investment

Banking Division of Goldman Sachs is involved, communications between personnel in the Securities Division of Goldman Sachs who manage the Call Spread Transactions and hedging activities and personnel in the Investment Banking Division of Goldman Sachs who are advising the Company in connection with the proposed sale of the entire Company are restricted. In addition, in accordance with standard industry practices, Goldman Sachs and its affiliates maintain customary information barriers reasonably designed to prevent the unauthorized disclosure of confidential information between personnel in the Investment Banking Division of Goldman Sachs, including those advising the Company in connection with the proposed sale of the entire Company and personnel in the Securities Division of Goldman Sachs, including those managing the Call Spread Transactions and undertaking these hedging activities.

The Merger—Opinions of the Company’s Financial Advisors

The following disclosure supplements the discussion on page 41 of the Proxy Statement under the heading “Illustrative Discounted Cash Flow Analysis” by replacing the language in parentheses with the following:

(as adjusted for the proceeds from the sale of the Company’s specialty dental business and the assumed proceeds of $240 million (as instructed by the Company) from a hypothetical divestiture of the Company’s skilled nursing business)

The following disclosure supplements the discussion in the first paragraph on page 42 of the Proxy Statement by adding the following after the fourth sentence of that paragraph:

This analysis resulted in a range of hypothetical future share prices per share of Company common stock of $16.78 to $41.69.

The Merger—Certain Projected Financial Information

The second table on page 47 of the proxy statement is supplemented by adding the following row setting forth projected unlevered free cash flow to the end of the table:

	Fiscal year ending March 31,
(in millions, except per share data)	2013E	2014E	2015E	2016E	2017E
Unlevered free cash flow	$68	$(77)	$(28)	$80	$88

Forward-Looking Statements

Certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are included in this communication. Statements that are not historical facts or that describe our plans, beliefs, goals, intentions, objectives, projections, expectations, or future events are forward-looking statements. In addition, words such as “anticipate,” “expect,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimates,” “may,” “could,” and similar expressions identify forward-looking statements. Specifically, this communication contains, among others, forward-looking statements regarding the financial projections described above under the heading “The Merger—Certain Projected Financial Information,”; the timing of completion of the merger; and the entry into a stipulation of settlement or the approval by the Duval County Circuit Court of the settlement. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance and achievements, to differ materially from those expressed or implied by such forward-looking statements. Accordingly, we caution you not to place undue reliance on any of these forward-looking statements. We have no obligation and we do not intend to update, revise or correct any of the forward-looking statements made in this communication, whether as a result of new information, future developments or otherwise, unless otherwise required by law. Important factors that could cause actual events to differ materially from those contemplated by the forward-

looking statements include, among others, risks related to the timing or ultimate completion of the merger, as the merger is subject to certain closing conditions, as well as the risks and uncertainties discussed in Part I, Item IA. Risk Factors in our Annual Report on Form 10-K for the year ended March 30, 2012 and the Proxy Statement. These risks are not intended to be an exhaustive list of the risks related to the merger and should be read in conjunction with the other information in the Proxy Statement.

Additional Information and Where to Find It

In connection with the proposed merger, the Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its shareholders a definitive proxy statement that contains important information about the Company, McKesson and its subsidiary acquiring the Company, the proposed merger and related matters. Shareholders are urged to carefully read the definitive Proxy Statement, including amendments and supplements thereto, as it contains important information that shareholders should consider before making a decision about the proposed merger. The Company’s shareholders are able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website, www.sec.gov, or by directing a request by mail or telephone to PSS World Medical, Inc., 4345 Southpoint Boulevard, Jacksonville, Florida 32216, attn: Corporate Secretary, or from the Company’s website, www.pssworldmedical.com.

Participants in the Solicitation

The Company and its directors, officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2012 Annual Meeting of shareholders, which was filed with the SEC on July 6, 2012. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s shareholders generally, by reading the definitive Proxy Statement.